Exhibit 99.1
HRG Group, Inc. Announces Sale of its Oil and Gas Business
NEW YORK, July 5, 2016 /PRNewswire/ -- HRG Group, Inc. ("HRG" or the "Company"; NYSE: HRG) today announced that its wholly-owned subsidiary, HGI Energy Holdings, LLC (“HGI Energy”), has entered into an agreement to sell 100% of its equity interest in its oil and gas subsidiary, Compass Production Partners (“Compass”), to CPP WI Holding Company, LLC, an affiliate of Mountain Capital Management, a newly formed Houston based energy private equity firm. Pursuant to the terms of the transaction agreement, Compass will be sold for $145 million in cash (the “Purchase Price”), which will be reduced at closing by the balance of Compass’ credit facility outstanding at closing (currently estimated to be $125 million). The Purchase Price is subject to other customary closing adjustments, including adjustments for title and environmental defects. HRG is a party to the agreement for the purpose of satisfying HGI Energy’s post-closing obligations to the buyer.
The transaction is expected to close in August of 2016 subject to satisfaction of applicable closing conditions. The agreement may terminate at any time following September 15, 2016 if closing has not occurred by such date.
In addition, at the closing of the transaction, HGI Energy will be recapitalized with an equity contribution of $110 million in assets or cash to satisfy its future obligations. For additional information, interested parties may review HRG’s Current Report on Form 8-K filed with SEC on July 5, 2016.
About HRG Group, Inc.
HRG Group, Inc. is a diversified holding company focused on owning businesses that the Company believes can, in the longer term, generate sustainable free cash flow or attractive returns on investment. The Company's principal operations are conducted through businesses that: offer branded consumer products (such as consumer batteries, residential locksets, residential builders' hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn, garden and home pest control products, personal insect repellents, and auto care products); offer life insurance and annuity products; provide asset-backed loans; and own energy assets. HRG is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HRG, visit: www.HRGgroup.com.
Forward-Looking Statements:
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This report contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the completion of the transaction disclosed herein (the “Transaction”), any use of the proceeds thereof and any other expected benefits from or outcomes of the Transaction. Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries (including target businesses). Factors that could cause actual results, events and developments to differ include, without limitation: the ability of HRG’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions; the decision of HRG subsidiaries’ boards to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s current and future subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits, efficiencies/cost avoidance or savings, income and margins, growth, economies of scale, streamlined/combined operations, economic performance and conditions to, and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations; taxes; and the risks that may affect the performance of the operating subsidiaries of HRG and those factors listed under the caption “Risk Factors” in HRG’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HRG does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

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